Exhibit 99.1

FOR IMMEDIATE RELEASE: Nov. 30, 2005

Contacts
Media: Jil Backstrom Office: (720) 558-4774 press.release@mcdata.com	Investors: Renee Lyall Office: (720) 558-4629 renee.lyall@mcdata.com

McDATA Announces Third Quarter Fiscal Year 2005 Financial Results

BROOMFIELD, Colo. – Nov. 30, 2005 – McDATA Corporation (Nasdaq: MCDTA/MCDT), a leading provider of storage networking solutions, today reported results for its third quarter of fiscal year 2005 (Q3 05), which ended October 31, 2005.  Revenue for Q3 05 was $168.5 million, compared to $165.3 million reported in the second quarter of fiscal year 2005 (Q2 05), and $98.5 million reported in the third quarter of fiscal year 2004 (Q3 04). Non-GAAP net income for Q3 05 was $3.6 million, or $0.02 per diluted share, and included a one-time tax benefit of approximately $1.4 million.  This compared to non-GAAP net income of $3.8 million, or $0.03 per diluted share in Q2 05, and non-GAAP net income of $4.6 million, or $0.04 per diluted share in Q3 04.  On a GAAP basis, McDATA reported a Q3 05 net loss of $(7.5) million, or $(0.05) per share, compared to a net loss of $(25.5) million, or $(0.18) per share in Q2 05, and a net loss of $(5.5) million, or $(0.05) per share in Q3 04.

McDATA’s Q3 05 and Q2 05 non-GAAP net income excludes restructuring and severance costs, charges related to the amortization of purchased intangible assets, amortization of deferred compensation and amortization of debt discount.  McDATA’s Q3 04 non-GAAP net income excludes charges related to the amortization of deferred compensation and amortization of purchased intangible assets. Q3 04 non-GAAP net income also excludes charges related to the Company’s share of the operating loss associated with its investment in Aarohi and certain restructuring charges.  Non-GAAP results are a supplement to GAAP financial statements and exclude certain expenses to provide what McDATA believes is a more complete understanding of our underlying operational trends. McDATA management uses non-GAAP results as one of the primary indicators for planning of future periods. Non-GAAP financial measures should be considered in addition to results prepared in accordance with

380 Interlocken Crescent     Broomfield, CO 80021     720.558.8000     Fax: 720.558.3860     www.mcdata.com

GAAP, but should not be considered a substitute for, or superior to, GAAP results.  A reconciliation of GAAP and non-GAAP net income is provided in the financial statements attached to this news release.

“Our third quarter performance was marked by both success and disappointment,” said John Kelley, McDATA chairman, president and CEO.  “We continued to execute strongly with respect to achieving our integration targets and generated positive operating cash flow.  We also experienced renewed strength in fibre channel switching with the introduction of our Sphereon™ 4400 and Sphereon 4700 4Gb/s fibre channel switches and continued to outperform in the Asia Pacific region.  These achievements were offset by lower than expected director sales due to a combination of increased competition and more pronounced seasonality at the high-end of the market.  Additionally, we experienced weakness in North American sales as we continued to integrate our operations and sales organizations during our first full quarter as a combined company following the acquisition of CNT. While I am disappointed in our overall performance this quarter, I believe in our ability to drive operational improvements and revenue growth as we focus on tighter integration, increased synergies, and stronger go-to-market strategies.”

Integration milestones achieved:

•                  Successfully converted the domestic processes for CNT’s JD Edward’s ERP system to McDATA’s Oracle System.

•                  Achieved more than 90 percent of headcount related synergies by October 31, 2005.

Q3 05 business highlights:

•                  McDATA announced it has sold more than 20,000 Intrepid Directors worldwide, totaling more than 1.6 million ports since 1998.

•                  Getronics PinkRoccade, the largest information and communication technology solutions company in The Netherlands, purchased Intrepid 10000 Directors, Eclipse 2640 SAN routers and Sphereon 4500 fabric switches.

•                  MoneyGram International, Inc. consolidated its storage with McDATA Intrepid Directors. The new SAN supports MoneyGram’s requirements around mainframe and open systems server virtualization and has saved the company $400,000 in hardware and network connectivity costs and $120,000 in annual bandwidth fees.

•                  McDATA’s Sphereon 4400 and Sphereon 4700 4Gb/s fibre channel switches with FlexPort technology achieved general availability through partners Dell, EMC, HDS, IBM and value added resellers and distributors. The new Sphereon fabric switches support wizards for simple installation; unrestricted, non-blocking universal fibre channel ports to minimize complexity of adds, moves and changes to a SAN; and FICON CUP capability (on the 4700).

•                  McDATA announced the general availability of its Intrepid FICON Converter (IFC), a cost-effective solution for attaching ESCON peripherals directly to FICON channels. McDATA’s IFC, powered by Optica Technologies’ Prizm module, is the first product in the industry that performs native protocol conversion from FICON to ESCON, allowing customers to migrate mainframes to a switched FICON environment while protecting investments in legacy ESCON storage and peripheral devices.

•                  McDATA appointed former Cisco executive Michael Frendo as senior vice president of engineering.

Conference call and webcast

McDATA will host a conference call to discuss its Q3 05 financial results today, Nov. 30, 2005, at 6:00 a.m. MST.  The conference call is being webcast live via the Internet at www.mcdata.com. An archive of the webcast will be available for 12 months at www.mcdata.com.

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About McDATA (www.mcdata.com)
McDATA (Nasdaq: MCDTA/MCDT) is the leading provider of storage networking solutions, helping customers build, globally connect, optimize and centrally manage data infrastructures across SAN, MAN and WAN environments. With nearly 25 years experience developing SAN products, services and solutions, McDATA is the trusted partner in the world’s largest data centers, connecting more than two-thirds of all networked data.

Forward-Looking Statements
This press release contains statements about expected future events that are forward-looking and subject to risks and uncertainties. Readers are urged to consider statements that include the terms “believes”, “belief”, “expects”, “plans”, “objectives”, “estimates”, “anticipates”, “intends”, “targets”, or the like to be uncertain and forward-looking. Factors that could cause actual results to differ and vary materially from expectations include, but are not limited to, McDATA’s relationships with EMC, IBM and Hitachi Data Systems and the level of their orders, aggressive price competition by numerous other SAN and IP switch suppliers, OEM qualification of our new products - such as the Intrepid 10000 Director, integration of CNT’s sales and marketing functions, manufacturing constraints, constraints in obtaining third party product for resale and other risk factors that are disclosed in McDATA’s filings with the Securities and Exchange Commission. These cautionary statements by McDATA should not be construed as exhaustive or as any admission regarding the adequacy of disclosures made by McDATA. All cautionary statements should be read as being applicable to all forward-looking statements wherever they appear. McDATA does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

McDATA CORPORATION

CONDENSED REPORTED CONSOLIDATED INCOME STATEMENTS (Note 1)

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	October 31, 2004	October 31, 2005	October 31, 2004	October 31, 2005
Revenue:
Product	$92,805	$138,579	$279,382	$369,988
Service	5,720	29,926	14,593	62,694
Total revenue	98,525	168,505	293,975	432,682

Cost of revenue
Product	38,804	68,566	116,589	175,737
Service	4,900	20,370	12,979	41,632
Restructuring charges	—	134	—	826
Total cost of revenue	43,704	89,070	129,568	218,195
Gross profit	54,821	79,435	164,407	214,487

Operating expenses:
Research and development	22,828	31,464	70,077	83,783
Selling and marketing	26,755	35,787	74,447	98,091
General and administrative	11,432	21,863	36,783	51,632
Amortization of deferred compensation	1,050	889	4,797	4,849
Restructuring costs	(55)	526	1,263	10,278
Operating expenses	62,010	90,529	187,397	248,633

Loss from operations	(7,189)	(11,094)	(22,990)	(34,146)
Interest and other income, net	1,310	(326)	3,618	775
Loss before income taxes and equity in net loss of affiliated company	(5,879)	(11,420)	(19,372)	(33,371)
Income tax expense (benefit)	(618)	(3,936)	40	2,488
Loss before equity in net loss of affiliated company	(5,261)	(7,484)	(19,412)	(35,859)
Equity in net loss of affiliated company	(262)	—	(1,380)	—
Net loss	$(5,523)	$(7,484)	$(20,792)	$(35,859)

Basic net loss per share	$(0.05)	$(0.05)	$(0.18)	$(0.26)
Shares used in computing basic net loss per share	115,624	152,646	115,377	135,750

Diluted net loss per share	$(0.05)	$(0.05)	$(0.18)	$(0.26)
Shares used in computing diluted net loss per share	115,624	152,646	115,377	136,926

McDATA CORPORATION

CONDENSED NON-GAAP CONSOLIDATED INCOME STATEMENTS

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	October 31, 2004	October 31, 2005	October 31, 2004	October 31, 2005
Revenue:
Product	$92,805	$138,579	$279,382	$369,988
Service	5,720	29,926	14,593	62,694
Total revenue	98,525	168,505	293,975	432,682

Cost of revenue
Product	38,778	68,136	116,387	175,155
Service	4,900	20,370	12,979	41,632
Restructuring charges	—	—	—	—
Total cost of revenue	43,678	88,506	129,366	216,787
Gross profit	54,847	79,999	164,609	215,895

Operating expenses:
Research and development	22,426	31,192	68,634	82,920
Selling and marketing	26,622	35,695	74,137	97,942
General and administrative	5,667	10,358	19,294	24,082
Amortization of deferred compensation	—	—	—	—
Restructuring costs	—	—	—	—
Operating expenses	54,715	77,245	162,065	204,944

Income from operations	132	2,754	2,544	10,951
Interest and other income, net	1,310	494	3,618	2,142
Income before income taxes and equity in net loss of affiliated company	1,442	3,248	6,162	13,093
Income tax expense (benefit)	(3,108)	(347)	(1,505)	2,514
Income before equity in net loss of affiliated company	4,550	3,595	7,667	10,579
Equity in net loss of affiliated company	—	—	—	—
Net income	$4,550	$3,595	$7,667	$10,579

Basic net income per share	$0.04	$0.02	$0.07	$0.08
Shares used in computing basic net income per share	115,624	152,646	115,377	135,750

Diluted net loss per share	$0.04	$0.02	$0.07	$0.08
Shares used in computing diluted net income per share	118,739	154,417	117,584	136,926

McDATA CORPORATION

RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME (LOSS)  (Note 2)

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	October 31, 2004	October 31, 2005	October 31, 2004	October 31, 2005

GAAP net loss	$(5,523)	$(7,484)	$(20,792)	$(35,859)

Adjustments:
Amortization of deferred compensation and acquisition-related compensation	1,731	1,475	7,053	6,221
Amortization of intangible assets	5,645	11,367	17,218	26,474
Other severance	—	346	—	1,298
Restructuring costs (recoveries)	(55)	660	1,263	11,104
Interest expense	—	820	—	1,367
Income tax (expense) benefit	2,490	(3,589)	1,545	(26)
Equity in net loss of affiliated company	262	—	1,380	—
Non-GAAP net income	$4,550	$3,595	$7,667	$10,579

GAAP net loss per share – basic and diluted	$(0.05)	$(0.05)	$(0.18)	$(0.26)
Non-GAAP net income per share – diluted	$0.04	$0.02	$0.07	$0.08
Shares used in non-GAAP per share calculation -diluted	118,739	154,417	117,584	136,926

Note (1) – Certain prior period amounts have been reclassified to conform to the fiscal 2005 presentation.

Note (2) - The condensed non-GAAP consolidated income statements for all periods presented are for illustrative purposes only and are not prepared in accordance with generally accepted accounting principles.  The following is provided as a supplement to the non-GAAP reconciliation above:

	Three Months Ended		Nine Months Ended
Non-GAAP Adjustments	October 31, 2004	October 31, 2005	October 31, 2004	October 31, 2005

Cost of revenue:
Deferred compensation and acquisition-related compensation	$26	$84	$202	$236
Restructuring costs	—	134	—	826
Other severance	—	346	—	346
Total cost of revenue subtotal	26	564	202	1,408

Operating expenses:
Research and development:
Acquisition-related compensation	402	272	1,443	828
Other severance	—	—	—	35
Selling and marketing
Acquisition-related compensation	133	92	340	149
General and administrative
Acquisition-related compensation	120	138	271	159
Amortization of intangible assets	5,645	11,367	17,218	26,474
Other severance	—	—	—	917
Restructuring costs	(55)	526	1,263	10,278
Amortization of deferred compensation	1,050	889	4,797	4,849
Operating expenses subtotal	7,295	13,284	25,332	43,689
Interest expense	—	820	—	1,367
Total non-GAAP Adjustments	7,321	14,668	25,534	46,464
Income tax expense (benefit)	(2,490)	3,589	(1,545)	26
Equity in net loss of affiliated company	262	—	1,380	—
After-tax impact of non-GAAP adjustments	$10,073	$11,079	$28,459	$46,438

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	January 31,	October 31,
	2005	2005
Assets
Cash, cash equivalents and short term investments	$209,766	$310,915
Securities lending collateral	130,804	86,715
Accounts receivable, net	63,810	110,037
Inventories, net	13,720	34,647
Other current assets	7,280	11,415
Total current assets	425,380	553,729
Property and equipment, net	94,929	130,141
Long-term investments	95,589	32,966
Goodwill	78,693	260,812
Intangible assets, net	87,592	134,726
Other assets, net	36,052	68,768
Total assets	$818,235	$1,181,142

Liabilities and Stockholders’ Equity
Accounts payable and accrued liabilities	$64,894	$139,757
Securities lending collateral	130,804	86,715
Current portion of deferred revenue	22,736	34,403
Current portion of notes payable and capital leases	912	2,859
Total current liabilities	219,346	263,734

Notes payable and capital leases, less current portion	256	4,548
Deferred revenue, less current portion	27,001	49,972
Convertible subordinate debt	172,500	292,621
Other long-term liabilities	1,908	24,558
Total liabilities	421,011	635,433
Stockholders’ equity	397,224	545,709
Total liabilities and stockholders’ equity	$818,235	$1,181,142

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(in thousands)

(unaudited)

	Nine Months Ended
	October 31, 2004	October 31, 2005

Net cash provided by operating activities	$10,056	$8,315

Cash flows from investing activities:
Net purchases of property and equipment	$(13,911)	$(10,481)
Net purchases and sales of investments	8,161	63,001
Other investing	—	46,678
Net cash provided (used) by investing activities	$(5,750)	$99,198

Cash flows from financing activities:
Payments on notes payable and capital leases and other	$(2,317)	$(3,575)
Cash paid for treasury stock	(10,100)	(4,551)
Proceeds from the issuance of common stock	5,500	2,251
Net cash provided (used) by financing activities	$(6,917)	$(5,875)

Effects of exchange rate changes	—	$96

Net increase (decrease) in cash and cash equivalents	$(2,611)	$101,734